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                                                                  Exhibit 10.3


                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT (the "Agreement") is being made as of this 1st day of January, 1997 between InnoPet Brands Corp., a Delaware corporation (the "Company"), having its principal offices at One East Broward Boulevard, Ft. Lauderdale, Florida, and John Bieber (the "Employee"), an individual residing at
                 .
                              W I T N E S S E T H:

                  WHEREAS, the Company desires to employ Employee and Employee desires to be employed by the Company as its Vice President of Marketing upon the terms and conditions contained herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Nature of Employment; Term of Employment. The Company hereby employs Employee and Employee agrees to serve the Company as its Vice President of Marketing upon the terms and conditions contained herein, for a term commencing as of January 6, 1997 and continuing until the close of business on December 31, 1999 (the "Employment Term"). This Agreement will automatically renew for one additional term of one year if notice of termination is not given by either party at least forty-five (45) days prior to the end of the Employment Term.
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                  2. Duties and Powers as Employee. During the Employment Term,
Employee agrees to devote all of his full working time, energy, and efforts to the business of the Company. The Employee's duties shall include, without limitation, the supervision of marketing activities of the Company and related areas of responsibility. In performance of his duties, Employee shall be subject to the direction of the Chief Executive Officer of the Company. Employee shall be available to travel as the needs of the business require.

                  3. Compensation.

                     (a) As compensation for his services hereunder, the Company shall pay Employee a salary, payable in equal semi-monthly installments, at the annual rate of $100,000. Additionally, Employee shall participate in the present or future employee benefit plans of the Company provided that he meets the eligibility requirements therefor.

                     (b) Employee shall be eligible to receive raises each year of the Employment Term at a minimum to reflect cost of living increases, if any, and merit raises, subject to satisfactory performance as determined by the Chief Executive Officer.

                     (c) Employee shall be reimbursed for all relocation expenses up to $15,000; which shall be paid upon submission of documented relocation expenses actually incurred by the Employee.

                     (d) Employee shall be reimbursed for his reasonable living expenses for an aggregate amount not to exceed $1,500 a month for up to six (6) months from January 1997 through and including June 1997. The Employee shall be reimbursed within thirty (30) days after the submission of written documentation that such expenses were actually incurred.

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                     (e) The Employee shall be granted options (the "Options")
to purchase 25,000 shares of Common Stock at an exercise price determined in accordance with the Company's option plan (the "Plan"). The exercise price of the Options shall be the closing bid price as reported on the NASDAQ SmallCap Market for January 2, 1997. The Options shall vest as long as the Employee is employed by the Company on the following dates:

                                5,000 on December 31, 1997
                                10,000 on December 31, 1998
                                10,000 on December 31, 1999

                     The Options shall be subject to all of the terms of the Plan and shall be evidenced by a stock option grant certificate that shall be issued by the Company.

                  4. Expenses; Vacations. Employee shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company. During the first year of this Agreement, Employee shall be entitled to ten (10) days paid vacation time in accordance with then regular procedures of the Company governing executives as determined from time to time by the Company's Board of Directors. After the first year of the Agreement, Employee shall be entitled to fifteen (15) days paid vacation time per year.


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                  5. Representations and Warranties of Employee. Employee
represents and warrants to the Company that (a) Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder; and (b) Employee is under no physical or mental disability that would hinder his performance of duties under this Agreement.

                  6. Non-Competition.

                     (a) The Employee agrees that during the Employment Term he will not engage in, or otherwise directly or indirectly be employed by, or act as a consultant, or be a director, officer, employee, owner, agent, member or partner of, any other business or organization that is or shall then be competing with the Company.

                     (b) If this Agreement is terminated pursuant to Section 9(a), 9(c) or 9(e), Employee, for a period of six (6) months from the date of termination, shall not, directly or indirectly, be engaged in the marketing or manufacturing of (i) any form of pet food for cats, dogs, puppies or kittens; or
(ii) any products for cats, dogs, puppies or kittens similar to those that he worked on or had knowledge of during the Employment Term.

                     (c) If this Agreement is terminated pursuant to Section 9(b), Employee, for a period of six (6) months from the date of termination, shall not, directly or indirectly, compete with or be engaged in the same business as the company, or be employed by, or act as consultant, or be a director, officer, employee, owner, agent, member or partner of, any business or organization which, at the time of such termination, competes with or is engaged in the same business as the Company. At the end of this period, Employee, for a period of six (6) months thereafter, shall not, directly or indirectly, be


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engaged in the marketing or manufacturing of (i) any pet food to be given to cats, dogs, puppies or kittens; or (ii) any products for cats, dogs, puppies or kittens similar to those that he worked on or had knowledge of during the Employment Term.

                  7. Inventions; Patents; Copyrights. Any interest in patents, patent applications, inventions, copyrights, developments, and processes ("Such Inventions") which Employee now or hereafter during the period he is employed by the Company under this Agreement may, directly or indirectly, own or develop relating to the fields in which the Company may then be engaged shall belong to the Company; and forthwith upon request of the Company, Employee shall execute all such assignments and other documents and take all such other action as the Company may reasonably request in order to vest in the Company all his right, title, and interest in and to Such Inventions, free and clear of all liens, charges, and encumbrances.

                  8. Confidential Information. All confidential information which Employee may now possess, may obtain during the Employment Term, or may create prior to the end of the period he is employed by the Company under this Agreement, relating to the business of the Company or of any customer or supplier of the Company shall not be published, disclosed, or made accessible by him to any other person, firm, or corporation during the Employment Term or any time thereafter without the prior written consent of the Company. Employee shall return all tangible evidence of such confidential information to the Company prior to or at the termination of his employment.



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                  9. Termination.

                     (a) Notwithstanding anything herein contained, if on or after the date hereof and prior to the end of the Employment Term, Employee is terminated "For Cause" (as defined below) then the Company shall have the right to give notice of termination of Employee's services hereunder as of a date to be specified in such notice, and this Agreement shall terminate on the date so specified. Termination "For Cause" shall mean Employee shall (i) be convicted of a felony crime, (ii) commit any act or omit to take any action in bad faith and to the detriment of the Company, (iii) commit an act of moral turpitude, (iv) commit an act of fraud against the Company, or (v) materially breach any term of this Agreement and fail to correct such breach within ten (10) days after commission thereof. In the event that this Agreement is terminated "For Cause", pursuant to Section 9(a), then Employee shall be entitled to receive only his salary at the rate provided in Section 3 to the date on which termination shall take effect.

                     (b) In the event that Employee, prior to the end of the Employment Term, is terminated by the Company other than pursuant to Section 9(a) hereof, he shall be entitled to receive six (6) months of his annual salary at the rate provided in Section 3 (the "Severance Payment"). The Severance Payment shall be paid by the Company in six (6) equal installments beginning thirty (30) days after the date of termination and every thirty (30) days thereafter until fully paid. The date of termination shall be specified in a notice of termination to be provided by the Company.




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                     (c) In the event that Employee shall be physically or
mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder for a period of six (6) consecutive calendar months, then this Agreement shall terminate upon 90 days' written notice to Employee, and no further compensation shall be payable to Employee, except as may otherwise be provided under any disability insurance policy.

                     (d) In the event that Employee shall die, then this Agreement shall terminate on the date of Employee's death, and no further compensation shall be payable to Employee, except as may otherwise be provided under any insurance policy or similar instrument.

                     (e) The Employee may terminate this Agreement on sixty (60) days notice. If the Employee terminates this Agreement pursuant to this Section 9(e) he shall not be entitled to receive any Severance Payment.

                     (f) Nothing contained in this Section 9 shall be deemed to limit any other right the Company may have to terminate Employee's employment hereunder upon any ground permitted by law.

                  10. Merger, Etc. In the event of a future disposition of the properties and business of the Company, as or substantially as an entirety, by merger, consolidation, sale of assets, sale of stock, or otherwise, then the Company may elect to assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving corporation; and upon such assignment Employee's rights and obligations hereunder shall continue with the same force and effect as if such acquiring or surviving corporation had ab initio been a party hereto in lieu and stead of InnoPet Brands Corp.



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                  11. Survival. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

                  12. Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

                  13. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13). In the case of a notice to the Company, a copy of such notice (which copy shall not constitute notice) shall be delivered to Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, New York 10019, Attn. Daniel I. DeWolf, Esq. Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this Section 13. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

                  14. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of




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this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

                  15. Binding Effect. Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to encumbrance or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and those who are its assigns under
Section 10.

                  16. Headings. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  17. Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of Florida, without given effect to the rules governing the conflicts of laws.



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                  IN WITNESS WHEREOF, the parties have duly executed this
Agreement as of the date first written above.

                                  INNOPET BRANDS CORP.


                                   By:
                                      ------------------------------------
                                      Name:  Marc Duke
                                      Title: CEO



                                   ----------------------------------------
                                      John Bieber